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                              THIRD AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

     This Third Amendment to Amended and Restated Loan Agreement (this "Third Amendment") is made as of the 31/st/ day of March, 1999 by Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("Borrower"), and LaSalle Bank National Association, a national banking association ("LaSalle").

                             W I T N E S S E T H:

     WHEREAS, Borrower and LaSalle are all of the parties to that certain Amended and Restated Loan Agreement dated as of February 28, 1998, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of July 31, 1998 (the "First Amendment"), and that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 1, 1999 ("Second Amendment") (the Amended and Restated Loan Agreement, together with the First Amendment and the Second Amendment, as further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Loan Agreement"); and

     WHEREAS, Borrower has requested that LaSalle amend the Loan Agreement with respect to certain matters, and LaSalle is agreeable to such request, on and subject to the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agrees as follows:

     1.   Definitions. Capitalized terms used herein and not otherwise defined
          -----------
herein are used with the meanings given such terms in the Loan Agreement.

     2.   Amendment. The Loan Agreement is hereby amended as follows:
          ---------

          (1) by deleting Section 13.1 in its entirety and replacing it with the following:

     Section 13.1  Minimum Debt Service Coverage Ratio. The Borrower shall
                   -----------------------------------
     maintain a minimum Debt Service Coverage Ratio, (a) measured as of March 31, 1999 and June 30, 1999 and for the four fiscal quarters then ended, of 0.90 to 1.00, and (b) measured as of the end of any other fiscal quarter of the Borrower and for the four fiscal quarters then ended, of 1.10 to 1.00; provided, however, that for purposes of this
     Section 13.1, for any four fiscal quarter period that includes any period of time prior to November 27, 1997 (a "Pre-Reorganization Period"), determination of the numerator and denominator of the Debt Service Coverage Ratio shall be based on actual consolidated financial information for the Borrower and its Subsidiaries for
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     the period occurring after November 26, 1997 and pro forma consolidated financial information for the Borrower, The Mrs. Fields' Brand, Inc. and Pretzel Time for the applicable Pre-Reorganization Period (determined in accordance with GAAP as if the Borrower owned the same interests in The Mrs. Fields' Brand, Inc. and Pretzel Time as it owns on the date of this Agreement, but subject to the condition that such consolidated financial information of the Borrower with respect to such Pre-Reorganization Period may be adjusted to eliminate certain historical expenses that are not expected to recur after the consummation of the Pretzel Contributions on November 26, 1997 so long as such adjustments are not deemed to be contrary to the requirements of Regulation S-X under the Securities Act of 1933 (the "Securities Act") by an Accounting Firm and the further condition that, in calculating the Debt Service Coverage Ratio for any period, to the extent that the proceeds from the incurrence of any Indebtedness are to be used to fund the acquisition of Equity Interests, the Borrower may include any pro forma adjustments permitted by Regulation S-X under the Securities Act in its calculation of the amount of Free Cash Flow that relates solely to such acquisition, so long as such pro forma adjustments are not deemed to be contrary to the requirements of Rule 11-02 of Regulation S-X under the Securities Act in writing by an Accounting Firm.)

     3.   Miscellaneous.
          -------------

          (1)  Captions. Section captions and headings used in this Third
               --------
               Amendment are for convenience only and are not part of and shall not affect the construction of this Third Amendment.

          (2)  Governing Law. This Third Amendment shall be a contract made and
               -------------
               under governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Third Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

                                       2
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          (3)  Counterparts. This Third Amendment may be executed in one or more
               ------------
               counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

          (4)  Successors and Assigns. This Third Amendment shall be binding
               ----------------------
               upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (5)  References. From and after the date of execution of this Third
               ----------
               Amendment, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Third Amendment shall be deemed to include this Third Amendment unless the context shall otherwise require.

          (6)  Continued Effectiveness. Notwithstanding anything contained
               -----------------------
               herein, the terms of this Third Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is evidenced by the Notes provided for therein and secured by the Collateral. The Loan Agreement, except as modified hereby, and each of the other Loan Documents remain in full force and effect and are hereby reaffirmed in all respects.

      [Balance of page left intentionally blank; signature page follows.]

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     IN WITNESS WHEREOF, the parties have executed this Third Amendment to
Amended and Restated Loan and Security Agreement as of the date first set forth above.


                                        MRS. FIELDS' ORIGINAL COOKIES, INC., a
                                        Delaware corporation


                                        By:  /s/ Larry A. Hodges
                                           ---------------------------------
                                        Name: Larry A. Hodges
                                              ------------------------------
                                        Title: Chief Executive Officer
                                               -----------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION, a
                                        national banking association


                                        By: /s/ Michael K. Kriz
                                            ---------------------------------
                                        Name: Michael K. Kriz

                                        Title: Vice President Leveraged Finance